Exhibit 99.1

For Immediate Release	News Announcement

Cinemark USA, Inc. Announces Pricing of $500 Million Senior Notes

PLANO, Texas – July 9, 2024— Cinemark Holdings, Inc. (NYSE:CNK) (“Cinemark” or the “Company”) announced today that its wholly-owned subsidiary, Cinemark USA, Inc. (“Cinemark USA”), priced a private offering (the “Offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers of $500 million aggregate principal amount of its 7.0% Senior Notes due 2032 (the “Notes”) at the initial offering price of 100.000% of the principal amount plus accrued and unpaid interest from July 18, 2024. The Offering is expected to close on July 18, 2024, subject to customary closing conditions.

The Notes will be guaranteed by certain of Cinemark USA’s subsidiaries that guarantee, assume or in any other manner become liable with respect to any of Cinemark USA’s or any guarantor’s other debt. The Notes and the guarantees will be Cinemark USA’s and the guarantors’ senior unsecured obligations and will rank equally in right of payment with Cinemark USA’s and the guarantors’ existing and future senior debt. Cinemark USA intends to use the net proceeds of the proposed Offering (i) to fund a cash tender offer to purchase any and all of Cinemark USA’s 5.875% senior notes due 2026 (the “Tender Offer”), (ii) pay fees and expenses related to the Offering and the Tender Offer and (iii) any remainder for general corporate purposes. This press release is not an offer to purchase or a solicitation of an offer to sell any securities, and does not constitute a redemption notice for any securities. The Tender Offer is being made solely by means of an offer to purchase.

The Notes and the related guarantees were offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and the Notes may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Cinemark:

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theatre companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, as of March 31, 2024 operated 502 theatres with 5,708 screens in 42 states domestically and 13 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD—the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the moviegoing experience.

Investor Relations Contact:

Chanda Brashears

(972) 665-1671

cbrashears@cinemark.com

Media Contact:

Julia McCartha

(972) 665-1322

pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include:

•	future revenue, expenses and profitability;

•	currency exchange rate and inflationary impacts;

•	the future development and expected growth of our business;

•	projected capital expenditures;

•	access to capital resources;

•	attendance at movies generally or in any of the markets in which we operate;

•	the number and diversity of popular movies released, the length of exclusive theatrical release windows, and our ability to successfully license and exhibit popular films;

•	national and international growth in our industry;

•	competition from other exhibitors, alternative forms of entertainment and content delivery via streaming and other formats;

•	determinations in lawsuits in which we are a party; and

•	the ongoing recovery of our business and the motion picture exhibition industry from the effects of the COVID-19 pandemic and the 2023 writers’ and actors’ guilds strikes.

You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 16, 2024. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.